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                                                                     Exhibit 4.3


                          CERTIFICATE OF DESIGNATION OF
                  PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS
                                       FOR
                      VENTURI TECHNOLOGY ENTERPRISES, INC.

               10% CUMULATIVE CONVERTIBLE SERIES A PREFERRED STOCK
                                       AND
               6% CUMULATIVE CONVERTIBLE SERIES B PREFERRED STOCK


         Definitions. For purposes of this Certificate of Designation of Preferences, Limitations, and Relative Rights, (the "Designation"), the following definitions shall apply:

         (a) "Company" and "Corporation" shall mean Venturi Technology Enterprises, Inc.

         (b) "Original Issue Date" shall mean, with respect to each Series of Preferred Stock, the date upon which shares of each Series of Preferred Stock are first issued.

         (c) "Series A Preferred Stock" shall mean the 10% Cumulative Convertible Series A Preferred Stock established by resolution of the Board of Directors of the Company.

         (d) "Series B Preferred Stock" shall mean the 6% Cumulative Convertible Series B Preferred Stock established by resolution of the Board of Directors of the Company.

               10% CUMULATIVE CONVERTIBLE SERIES A PREFERRED STOCK
                            150,000 Shares Authorized

         The Board of Directors of the Company has established by resolution, a 10% Cumulative Convertible Series A Preferred Stock, and has authorized the issuance of up to 150,000 shares of such stock.

         The 10% Cumulative Convertible Series A Preferred Stock established by resolution of the Board of Directors of the Company shall have the following preferences, limitations and relative rights:

                  1.  Dividends.

         (a) Dividend Preference. The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company out of funds legally available for the payment of dividends, cumulative quarterly cash dividends at the annual rate of $1.00 per share, in preference to and in priority over any dividends with respect to Common Stock. Dividends on the Series A Preferred Stock shall accumulate from and including the Original Issue Date and shall


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         be payable on the tenth day after the end of each calendar quarter with the first payment due on the tenth day after the end of the first full calendar quarter following the Original Issue Date. In the event funds are not legally available to pay such dividends in cash, such dividends shall, at the option of the Company, cumulate and be paid in cash at such time as funds are then legally available to pay such dividends, or be paid to holders of Preferred Shares in shares of the Company's no par value common stock valued at the greater of $10.00 per share or 90% of the then market value of the Company's common stock if such common stock is then traded on a national exchange.

         (b) Dividend Record Date. As the Board of Directors of the Company declares dividends on the Series A Preferred Stock, the Company or a selected agent, as Paying Agent, shall disburse such funds to the holders of record of the Series A Preferred Stock as of the last day of the quarter for which a dividend is being paid ("Record Date").

         (c) Priority of Dividends. As long as shares of the Series A Preferred Stock shall be outstanding, if the Company shall be in default or in arrears in respect to the payment of dividends on the Series A Preferred Stock or any stock subsequently issued that is of equal priority to the Series A Preferred Stock ("Parity Stock") or with respect to the optional redemption with respect to the Series A Preferred Stock or the Parity Stock, the Company shall not declare, pay or set apart any funds for the payment of dividends, redemption, repurchase, retirement or sinking fund payment on any of the Common Stock.

         (d) Payment of Accumulated Dividends. Dividends in arrears with respect to the Series A Preferred Stock may be declared and paid at any time by the Company without interest or premium and shall be paid, as in the case of regular dividends, to the holders of record of the Series A Preferred Stock on the Record Date established with respect to such payment in arrears. The ability of the Company to pay dividends on the Series A Preferred Stock shall be limited by the availability of funds and the provisions of the General Corporation Law of the State of Nevada and any other applicable law.

                  2.       Liquidation Rights.

         (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, after all debts are paid, out of the assets of the Company, the sum of $10.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of Common Stock.


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         (b) Priority. If, upon any such liquidation, dissolution or winding up of the Company, the assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amount specified in the previous paragraph, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock and the Series B Preferred Stock in proportion to the numbers of shares of Series A Preferred Stock and Series B Preferred Stock held by them.


         (c) Remaining Assets. After payment of the full $10.00 per share liquidation preference plus any accumulated and unpaid dividends, the holders of the Series A Preferred Stock will not share in any other assets of the Company distributed to holders of equity securities.

         (d) Reorganization. Neither the voluntary sale, conveyance, exchange or transfer of all or any part of the property or assets of the Company, nor the consolidation, merger or other business combination of the Company with or into any corporation, shall be considered a voluntary or involuntary liquidation, dissolution, or winding up of the Company.

                  3. Redemption. The Company shall have the option, but not the obligation, to call the Series A Preferred Stock for redemption at any time. The price paid to the holders of the Series A Preferred Stock by the Company for any such redemption shall equal $11.00 per Share plus any accrued or unpaid dividends to the date of the call for redemption. Such redemption price shall, at the option of the holder of the Shares, either (i) be paid in cash to the holder, or (ii) be converted into Common stock of the Company at a conversion rate of 1.093585771 shares of Common Stock for each share of Series A Preferred Stock.

                  4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

         (a) Right to Convert. Holders of shares of Series A Preferred Stock shall have the right, exercisable at any time, to convert any or all of such Shares into shares of Common Stock of the Company on the basis of
         1.093585771 shares of Common Stock for each one share of Series A Preferred Stock at the office of the Corporation or any transfer agent for the Series A Preferred Stock, except that if any of the Series A Preferred Stock is called for redemption, the conversion rights pertaining thereto shall terminate at the close of business on the date fixed for redemption unless the Company defaults on the payment of the redemption price plus accumulated and unpaid dividends.


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         (b) Merger or Reclassification. In the event of any merger of the
         Company with or into any other corporation (other than a merger in which the Company is a surviving corporation) or in the event of any sale or transfer of all or substantially all of the assets of the Company, or in the event of a reclassification, capital reorganization or change of outstanding shares of common stock, any holder of the Series A Preferred Stock will be entitled after the occurrence of such event, to receive on conversion the consideration which the holder would have received had such holder converted such holder's Series A Preferred Stock to Common Stock immediately prior to the occurrence of the event, and had such holder elected to receive the consideration in the form and manner elected by the holders of Common Stock.

         (c) Automatic Conversion. All shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock on the basis of
         1.093585771 shares of Common Stock for one share of Series A Preferred Stock prior to the consummation of a firmly underwritten public offering of the Company's Common Stock.

         (d) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, and to receive certificates therefor, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he or she elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to the preceding paragraph, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid, plus, if applicable, a check payable to the holder in the amount of any declared and unpaid dividends on the converted Series A Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or


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         holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of the sale of such securities.

         (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

         (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  5. Registration Rights. Holders of Series A Preferred Stock shall have no demand registration rights to require registration of the Series A Preferred Stock or the Common Stock into which the Series A Preferred Stock is convertible under any state or federal securities laws. Holders of Series A Preferred Stock, voting as a class, shall be entitled to "piggyback" registration rights with respect to any securities registration undertaken by the Company, subject to the right of the Company or its underwriters in such registration to reduce the number of shares, including to zero, which are proposed to be registered on behalf of holders of Series A Preferred Stock pro rata in view of market conditions.

                  6. Voting. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock held by such holder of Series A


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         Preferred Stock could then be converted. The holders of shares of the
         Series A Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote, unless otherwise required by applicable law or in cases where the rights and privileges of the Common Stock holders may be altered or diminished. The holders of Series A Preferred Stock shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted), shall be disregarded.

                  7.       Amendments and Changes.

         (a) No Series Voting. Other than as provided herein or by law, there shall be no series voting.

         (b) Approval by Class. As long as any of the Series A Preferred Stock shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or consent as provided by law) of the holders of a majority of the total number of shares of the Series A Preferred Stock and a majority of the Common Stock then outstanding:

                           (i) alter or change the rights, preferences, or privileges of the Series A Preferred Stock materially or adversely; or

                           (ii) increase the authorized number of shares of Series A Preferred Stock; or

                           (iii) create any new class of shares having rights, preferences or privileges senior to the Series A Preferred Stock holders as to dividend rights, redemption rights or liquidation rights.

                  8. Notices. Any notice required by the provisions of this Designation to be given to the holders of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company.



               6% CUMULATIVE CONVERTIBLE SERIES B PREFERRED STOCK
                            315,000 Shares Authorized

         The Board of Directors of the Company has established by resolution, a 6% Cumulative Convertible Series B Preferred Stock, and has authorized the issuance of up to 315,000 shares

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of such stock.

         The 6% Cumulative Convertible Series B Preferred Stock established by resolution of the Board of Directors of the Company shall have the following preferences, limitations and relative rights:

                  1.  Dividends.

         (a) Dividend Preference. The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive cumulative quarterly dividends at the annual rate of 6% per annum, which dividends shall be paid by the issuance of shares of the Company's common stock, par value $0.001 per share ("Common Stock") based on the thirty (30) day average closing bid price of the Common Stock prior to the dividend date, provided that if there is no trading in the Common Stock for thirty
         (30) days prior to the dividend date, the dividend shall be calculated using a value of the Common Stock of $5.00 per share.

         (b) Dividend Record Date. The record date for determining holders of Series B Preferred Stock entitled to a stock dividend shall be the last day of the quarter for which a dividend is being declared ("Record Date").

         (c) Priority of Dividends. As long as shares of the Series B Preferred Stock shall be outstanding, if the Company shall be in default or in arrears in respect to the payment of stock dividends on the Series B Preferred Stock or any stock previously or subsequently issued that is of equal priority to the Series B Preferred Stock ("Parity Stock"), the Company shall not declare, pay or set apart any funds for the payment of dividends, redemption, repurchase, retirement or sinking fund payment on any of the Common Stock. The Series B Preferred Stock shall have equal priority with the Series A Preferred Stock with respect to the payment of dividends.

         (d) Payment of Accumulated Dividends. Dividends in arrears with respect to the Series B Preferred Stock may be declared and paid at any time by the Company without interest or premium and shall be paid, as in the case of regular dividends, to the holders of record of the Series B Preferred Stock on the Record Date established with respect to such payment in arrears.

                  2.       Liquidation Rights.

         (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, after all debts are paid, out of the assets of the Company, pro-rata with the holders of Series A Preferred Stock and the holders of any Parity Stock, the sum of $10.00 per share plus an amount equal to the dollar value of all accumulated and unissued stock dividends thereon to the date fixed for


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         liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of Common Stock.

         (b) Priority. If, upon any such liquidation, dissolution or winding up of the Company, the assets to be distributed among the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full amount specified in the previous paragraph, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock and the Series B Preferred Stock in proportion to the numbers of shares of Series A Preferred Stock and Series B Preferred Stock held by them.

         (c) Remaining Assets. After payment of the full $10.00 per share liquidation preference plus any accumulated and unpaid dividends, the holders of the Series B Preferred Stock will not share in any other assets of the Company distributed to holders of equity securities.

         (d) Reorganization. Neither the voluntary sale, conveyance, exchange or transfer of all or any part of the property or assets of the Company, nor the consolidation, merger or other business combination of the Company with or into any corporation, shall be considered a voluntary or involuntary liquidation, dissolution, or winding up of the Company.

                  3. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows:

         (a) Right to Convert. Holders of shares of Series B Preferred Stock shall have the right, exercisable at any time, to convert any or all of such Shares into shares of Common Stock of the Company on the basis of five (5) shares of Common Stock for each share of Series B Preferred Stock at the office of the Corporation or any transfer agent for the Series B Preferred Stock, provided that the conversion ratio shall be adjusted to take into account any unpaid dividends.

         (b) Merger or Reclassification. In the event of any merger of the Company with or into any other corporation (other than a merger in which the Company is a surviving corporation) or in the event of any sale or transfer of all or substantially all of the assets of the Company, or in the event of a reclassification, capital reorganization or change of outstanding shares of common stock, any holder of the Series B Preferred Stock will be entitled after the occurrence of such event, to receive on conversion the consideration which the holder would have received had such holder converted such holder's Series B Preferred Stock to Common Stock immediately prior to the occurrence of the event, and had such holder elected to receive the consideration in the form and manner elected by the holders of Common Stock.


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         (c) Mechanics of Conversion. Before any holder of Series B Preferred
         Stock shall be entitled to convert the same into shares of Common Stock, and to receive certificates therefor, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at such office that he or she elects to convert the same. The Corporation shall, as soon as practicable after such notice, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of the sale of such securities.

         (d) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

         (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  5. Voting. The shares of Series B Preferred Stock shall have no vote on


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         any matter coming before a vote of, or requiring action of, the equity holders of the Company, unless and until such shares are converted to Common Stock, unless otherwise expressly provided herein or as required by law, provided, however, that for a period of five (5) years from the earlier of the Original Issue Date or December 31, 1997, the holders of the Series B Preferred Stock shall have the right to designate one (1) member of the Board of Directors, and the Company shall cause such designee to be elected to the Board of Directors of the Company.

                  6.       Amendments and Changes.

         (a) No Series Voting. Other than as provided herein or by law, there shall be no series voting.

         (b) Approval by Class. As long as any of the Series B Preferred Stock shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or consent as provided by law) of the holders of a majority of the total number of shares of the Series B Preferred Stock and a majority of the Common Stock then outstanding:

                           (i) alter or change the rights, preferences, or privileges of the Series B Preferred Stock materially or adversely; or

                           (ii) increase the authorized number of shares of Series B Preferred Stock; or

                           (iii) create any new class of shares having rights, preferences or privileges senior to the Series B Preferred Stock holders as to dividend rights, redemption rights or liquidation rights.

                  7. Notices. Any notice required by the provisions of this Designation to be given to the holders of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company.



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
                     CERTIFICATE OF PRESIDENT AND SECRETARY


KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned John Hopkins, President of Venturi Technology Enterprises, Inc., a Nevada corporation (the "Corporation"), and Randy K. Johnson, Secretary of the Corporation do hereby certify that the Articles of Incorporation for the Corporation provide that Series of preferred stock may be established by resolution of the Board of Directors, and that the above and foregoing Certificate of Designation of Preferences, Limitations and Relative Rights of said Corporation was duly and regularly adopted as such by a resolution of all of the members of the Board of Directors of the Corporation on December 24, 1997.

         DATED: December 24, 1997.



                                         /s/ John Hopkins
                                         ---------------------------------------
                                         John Hopkins
                                         President



                                         /s/ Randy Johnson
                                         ---------------------------------------
                                         Randy K. Johnson
                                         Secretary


                                 ACKNOWLEDGMENT

STATE OF UTAH                               )
                                            :  ss.
COUNTY OF SALT LAKE                         )

                  On the 24th day of December, personally appeared before me John Hopkins, President of Venturi Technology Enterprises, Inc. and Randy K. Johnson, Secretary of Venturi Technology Enterprises, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.


                                         /s/ Rebekah B. Austin
                                         ---------------------------------------
[NOTARY SEAL]                                   NOTARY PUBLIC


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